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                 SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  May
15, 1997


                   United Security Bancorporation
         (Exact Name of Registrant as Specified in Charter)


          Washington           0-18561            91-1259511
          ----------           -------            ----------
(State or other jurisdiction   (Commission        (IRS
Employer Identi-
        of incorporation)       File Number)       fication
Number)

       9506 North Newport Highway, Spokane, Washington 99218-
1200
       -----------------------------------------------------
-----
            (Address of principal executive offices/Zip
Code)

   Registrant's telephone number, including area code:
(509) 467-6949
   ---------------------------------------------------------
----------

                    Item 5.  Other Events

On May 15, 1997, United Securities Bancorporation (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement" with The Wheatland Bank pursuant to which the Company will acquire all of the issued and outstanding stock of The Wheatland Bank. Upon completion of the acquisition, The Wheatland Bank will be a wholly-owned subsidiary of the Company. The Agreement provides that the shareholders of The Wheatland Bank will receive approximately 2.5 shares of the Company's common stock for each share of Wheatland common stock, subject to certain adjustments.

Consummation of the acquisition is subject to several conditions, including satisfactory completion by the Company of a due diligence investigation of The Wheatland Bank, receipt of applicable regulatory approval and approval by The Wheatland Bank's shareholders. For information regarding the terms of the proposed transaction, reference is made to the press release dated May 16, 1997, which is attached hereto as Exhibit 99 and incorporated herein by reference.

99.     Press release dated May 16, 1997, issued by United
Security
        Bancorporation.

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                       EXHIBIT INDEX

Exhibit No.              Title
-----------              -----

99.                      Press release dated May 16, 1997,
                         issued by United Security
Bancorporation

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 20, 1997

                         UNITED SECURITY BANCORPORATION

                         By:  /s/ Chad Galloway
                         ------------------------------
                         Name:    Chad Galloway
                         Title:   Vice President and
                                  Chief Financial Officer



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